DEVELOPMENT AGREEMENT

STATE OF LOUISIANA

PARISH OF CALCASIEU

     BE  IT  KNOWN,  that  on  the  dates hereinafter set forth, before the undersigned Notaries Public, duly commissioned and qualified in and for the state  and  parish  set forth hereinafter,  and  in  the  presence  of  the undersigned competent  witnesses,  personally  came  and  appeared PIM, LLC

(NOW:  UNIFAB  INTERNATIONAL  WEST,  LLC)  AND UNIFAB INTERNATIONAL,  INC.,

(hereinafter  jointly  called "Unifab"), herein  represented  by  its  duly authorized officer, and  the  CALCASIEU  PARISH  POLICE  JURY, (hereinafter called "Parish"), hereinafter represented by its duly authorized President,

and  the  LAKE  CHARLES  HARBOR  &  TERMINAL DISTRICT, (hereinafter  called

"Port"), herein represented by its duly  authorized Executive Director, who declare that:

     WHEREAS,  the  Parish  is  a political subdivision  of  the  State  of

Louisiana, as the governing authority  of  Calcasieu Parish, Louisiana, and as such is vested under the laws of the State  of  Louisiana  with  certain powers and duties among which is the authority to induce and encourage  the location  of  new industry and business into the Parish and thereby enhance the economic well-being of the Parish; and

     WHEREAS, the  Lake  Charles  Harbor  & Terminal District, a deep-water port  and  political subdivision of the State  of  Louisiana,  created  and organized pursuant  to  the  provisions  of  Article  VI, Section 43 of the

Constitution of the State of Louisiana of 1974; part  VII  of  Chapter I of

Title  34  of  the  Louisiana  Revised  Statutes  of  1950, as amended  and constitutional  and statutory authority supplemental thereto, is authorized under the provisions  of  law  to induce and  encourage the location of new industry and business into the  District, and thereby, enhance the economic well being of the District and Southwest  Louisiana; and


     WHEREAS, Unifab  is locating in Calcasieu Parish, on property known as the Industrial Canal, owned by the Port, a facility for the fabricating and refurbishing of offshore  oil wells, drilling rigs and petroleum production and exploration platforms; and

     WHEREAS, it is estimated  that  the  Project will initially create l00 construction jobs and 500 new permanent jobs  and that, contingent upon the success of the Project, additional phases of the Project will be undertaken by Unifab which will potentially create more new permanent jobs; and

     WHEREAS, the Parish has determined that it  is  in the public interest to assist the Port in the removal of spoil at the Project Site; and

     WHEREAS,  the Port has determined that the Project  needs  removal  of approximately 1.1  million  cubic  yards  of  spoil  material  dredging  to facilitate  a  new  sheet  pile  wall; construction of the following items,

including but not limited to: a sheet  pile wall (including the back system and mooring units), general relieving platforms,  relieving  platforms  for heavy  lift  cranes; and other associated administrative support (including

administration,    technical   engineering,   environmental   reviews   and

permitting) to make possible the necessary improvements to the property for

Unifab; and

     WHEREAS, the Parish  and  the  Port  have  further determined that the accomplishment of these improvements is consistent  with the responsibility of the Parish and the Port to foster economic development and growth within the Parish; and

     WHEREAS, the Parish and the Port desire to cooperate  with  each other to  provide  for  the necessary improvements to attract Unifab to Calcasieu

Parish; and

     WHEREAS, the Parish and the Port desire to enter into this Development

Agreement with Unifab  which  would  provide  for  the improvements, at the expense of the Parish and at the expense of the Port,  and  further,  would provide  for  other  terms  and  conditions,  as  may  be  determined to be appropriate.

     NOW  THEREFORE,  for and in consideration of the terms and  conditions set forth herein, the Parish, the Port, and Unifab agree as follows:

                                 SECTION I

                                DEFINITIONS

     "Applicable Laws"  shall mean all present and future laws, ordinances,

orders, rules and regulations  of all federal, state, parish, and municipal governments, departments, commissions,  or  offices,  in  each  case having applicable jurisdiction over the Project Site, the Port, or Unifab.

     "Port  Improvements"  means those improvements as descried on  Exhibit

"3" to the Ground Lease Agreement  and  set  forth  in Section II B of this

Agreement.

     "Ground Lease Agreement" means that lease agreement  between  PIM, LLC and the Lake Charles Harbor & Terminal District dated September l, l998.

     "Unifab  Improvements"  means the improvements as described on Exhibit

"2" to the Ground Agreement as  now  set  forth  in  Section  III  of  this

Agreement.

     "Port"  means  the  Port  of  Lake  Charles  in the Parish or the Lake

Charles Harbor & Terminal District.

     "Project" means the construction and operation  of  an  off-shore  oil

exploration/production   fabrication  and  refurbishing  facility  on  that

property as described on Exhibit "1" of the Ground Lease Agreement.

     "Project Site" means  the real property designated as Parcels I and II consisting of approximately  50  acres  and  described  specifically by the survey and legal description on Exhibit "1" of the Ground  Lease  Agreement upon which the Project will be located and which real property is owned  by the  Port  and  leased  by  the Port to Unifab pursuant to the Ground Lease

Agreement.

                                SECTION II

                            PUBLIC IMPROVEMENTS

A.  THE PARISH

     1.   Spoil  Removal - The  Parish  will  contribute  $2,000,000.00  in

          Parish funds  over  a  period  of  three  consecutive years to be divided into three equal installments to assist in the total cost of removal of approximately 1.1 million cubic  yards  of spoil at the  Project  Site located on the Industrial Canal.  The  initial payment shall be  due  July  l, l999, and all subsequent payments shall be due July 1st thereafter.

     2.   Reimbursement - In exchange for its financial contribution to the

          Project, the Parish shall share in the lease revenues received by the Port from Unifab in an amount  not  to exceed l3.5 percent of the monthly lease revenues received until such time as the Parish has been reimbursed $500,000.00.  Payments  to  the Parish by the

          Port  shall  commence upon completion of the improvements  to  be constructed by the Port as specified in B below and shall be paid as Unifab pays its rent.

     3.   Excess Spoil -  The  Port  shall  make  available from the Port's

          Industrial Canal property any excess spoil  to  the  Parish at no cost  as  needed by the Parish provided that the Parish  will  be responsible  for  all  transportation  from the Port's Industrial

          Canal Property.

     4.   Water Improvements - In consideration of  the  mutual  agreements contained  herein,  particularly,  the  payment by the Parish  of

          $2,000,000.00 to the Port, the Port hereby conveys to the Parish,

          without warranty of fitness, the water plant  and tower, together with associated equipment and lines forming the  water  system at the Port's Industrial Canal property, which shall continue  to be operated  and  maintained  by the Port for a period not to exceed one year from the execution  of this agreement or until such time as the Parish assumes the operation  and maintenance of the water system which ever occurs first, more particularly described as:

          a.   750,000 gallon water tower;

          b.   the water treatment plant; and

          c.   two water wells and one three hundred thousand gallon ground storage tank; and

          d.   the water mains, pipelines, or distribution lines; and

          e.   that tract of property described and shown on Exhibit "A-1"

B.  THE PORT - PORT IMPROVEMENT TO PROJECT SITE

     1.   Spoil  Removal  - The Port shall remove  from  the  Project  Site approximately 1.1 million cubic yards of spoil.

     2.   Dredging - The Port  shall  dredge  the  waters  adjacent  to the

          Project  Site  to  facilitate a new sheet pile wall in accordance with plans and specifications  developed by the Port and approved by Unifab in accordance with the Ground Lease Agreement.

     3.   Construction - The Port shall construct  a  new  sheet pile wall,

          including the tie back system and mooring units general relieving platforms  and  relieving  platforms  for  heavy  lift cranes  in accordance with plans and specifications developed  by  the  Port and  approved  by Unifab in accordance with the provisions of the

          Ground Lease Agreement.

     4.   Administration - The Port shall be responsible for the associated project costs listed  in  conjunction  with items number one, two

          and   three  including  administration,  technical   engineering,

          environmental    reviews   and   permitting   related   to   said

          construction.

     5.   The improvements and work provided for in this subpart B shall be completed by the Port  in  accordance  with  that  time  schedule attached hereto as Exhibit "A-2".

                                SECTION III

                            UNIFAB IMPROVEMENTS

1.   In  consideration  of the above, Unifab agrees to construct or provide or have provided the following:

     A.   Fabrication shop;

     B.   Pipe Shop;

     C.   Electrical, gas and air piping;

     D.   Project administration and technical engineering;

     E.   Moveable equipment, such as cranes, cherry pickers, etc.; and

     F.   Project site stabilization work; and

     G.   Provide for a construction  contingency  fund  in accordance with agreement  adopted  by  the  Lake  Charles  Harbor  and  Terminal

          District  on December l6, l998, as a result of Resolution  Number

          98-093.

     H.   Appropriate  tool  rooms,  restrooms  and  administrative  office spaces contained within the above detailed buildings or otherwise located in a facility satisfactory to Unifab.

2.        Unifab  shall  expend  a minimum of $8 million in completing  the

          Unifab  Improvements    set  forth   in  A-H   above   and   such

          improvements shall be constructed in accordance  with  the  time-

          line set forth in Exhibit "A-2".

3.        Unifab  will  have prepared, at its expense, and submit all plans

          and   specifications   to   the  Port  for  approval  prior    to

          construction  in  accordance  with  the  provisions  set forth in

          Ground Lease Agreement.

4.        After  completion   of   the  Project,  Unifab  will endeavor  to

          employ 500 full-time (40 hours  per  week)  people to work on the

          Project Site all as set forth in the Ground Lease  Agreement.  In accordance  with  the  Ground  Lease  Agreement  and  subject  to prevailing business conditions affecting Unifab, Unifab agrees to hire  to  the maximum extent practicable and give preference  and

          priority  for   such  jobs  to  residents  of  Calcasieu  Parish,

          Louisiana,  and  thereafter,   to   residents  of  the  State  of

          Louisiana, as a whole.

5.        Unifab  agrees   to   give  preference   to   local  contractors,

          subcontractors and vendors  in  accordance with the provisions of

          Section 6.l0 of the Ground Lease Agreement.

6.        Unifab  agrees,  at  its  expense,  to take all appropriate steps to obtain and maintain all applicable  federal,  state  and local permits for the construction of the improvements and construction and operation of the Project and comply with all Applicable Laws.

7.         Unifab  agrees  to  register  with  the   Louisiana   Employment

          Security  Office,  and to the maximum extent  possible,  hire  or cause its contractors and subcontractors to hire employees needed for  construction  and  operation  of  the  Project  through  the services of that office.

8.        Unifab   agrees  to  register  and  cause  its  contractors   and

          subcontractors to register the work to be done with the Calcasieu

          Parish Sales Tax Collection Office.

9.        Unifab   agrees  to   provide   the  Parish  with  an   Emergency

          Response  Plan  to be approved by the Parish whose approval  will not be unreasonably  withheld,  and to continue to cooperate with the Parish regarding emergency response  planning  on  an ongoing basis.

l0.       Unifab  agrees  to  comply   with   all   Applicable Laws in  the

          development and operation of the Project.

                                SECTION IV

                   HOLD HARMLESS/LIMITATION OF LIABILITY

     Unifab agrees to indemnify and hold harmless  the  Parish  to the same extent as the Port in accordance with the provisions of Paragraph l0.l-l0.4 of the Ground Lease Agreement.

                                 SECTION V

                                ENFORCEMENT

     In addition to any other remedy permitted by law, the Parish, Port and

Unifab  may be entitled to a court order providing for specific performance of any obligations  provided  for  in  this agreement.  Further, the Parish shall be entitled to withhold the issuance of permits required by Unifab if

Unifab is generally not in compliance with  any provision of this agreement and due notice in writing thereof has been previously given to Unifab prior to the time of the request for issuance of said  permit,  and  only then if the  failure  to  comply  with  this  agreement is applicable to the permit requested.

     After 30 days written notice to Unifab,  the  Parish  or  the Port may take legal action to enforce and collect a reasonable estimate of the value of  any  obligation  or  other  consideration  owed  by  Unifab  under this agreement,  together  with  interest  and reasonable costs and expenses  of collection, including reasonable legal  fees.  The estimate of the value of any obligation or other consideration owed by Unifab  shall not include any consequential  damages incurred by the Parish or the Port,  and  therefore,

the Port or the  Parish  shall  have no right to sue Unifab for recovery of consequential damages arising from  any  obligations of Unifab set forth in this Agreement.  Consequential damages shall include, but not be limited to incidental, indirect or punitive damages,  damages for loss of use, loss of profit or loss of revenue.

                                SECTION VI

                          ATTORNEY FEES AND VENUE

     In the event of a judicial proceeding brought  by  one  party  to this agreement against the other party to this agreement for enforcement or  for breach  of  any  provision  of this agreement, the prevailing party in such

judicial  proceeding  shall  be   entitled   to   reimbursement   from  the

unsuccessful  party  of reasonable costs and expenses, including reasonable attorneys' fees incurred in connection with such judicial proceeding.  This agreement is enforceable  in the Fourteenth Judicial District Court, Parish

of Calcasieu, State of Louisiana.

                                SECTION VII

               NATURE, SURVIVAL AND TRANSFER OF OBLIGATIONS

     All obligations assumed  by  Unifab  under  this  Agreement  shall  be binding  upon Unifab as an entity, its successors and assignees.  To ensure that all such  successors  or assigns have notice of this agreement and the obligations created by it, Unifab shall:

i. Deposit with the Port, contemporaneously with the Parish and the Port's approval of this agreement, any consents or other documents necessary to authorize the Port to record this agreement with the Calcasieu Parish Clerk of Court recorder of Deeds; and

ii. Notify the Parish and the Port in writing at least 30 days prior to any date upon which Unifab transfers a legal or beneficial interest in any portion of the Unifab Improvements to any party not a party to this agreement.

                               SECTION VIII

                                   TERM

     This  agreement shall be in full force and effect  from  September  l,

l998 for a period of five (5) years.

                                SECTION IX

                                  NOTICE

     Any notice  or  other  communication required or permitted to be given under this agreement shall be  in  writing  and  shall  be  (i)  personally delivered,  or  (ii)  delivered  by  a  reputable  overnight courier, (iii)

delivered by certified mail, return receipt requested, and deposited in the

U.S. Mail, postage prepaid. Telecopy notices shall be  deemed valid only to the  extent  that  are  (a)  actually  received by the individual  to  whom addressed  and (b) followed by delivery of  actual  notice  in  the  manner described in either (i), (ii) or (iii) above within three (3) business days thereafter.  Unless otherwise expressly provided in this agreement, notices shall be deemed received upon the earlier of (x) actual receipt; or (y) one

(l) business  day after deposit with an overnight courier as evidenced by a receipt of deposit; or (z) three (3) business days following deposit in the

U.S. mail as evidenced by a return receipt.

     Notices and  communications  to  Unifab  shall  be  addressed  to, and delivered at, that following addresses:


     Unifab International West, LLC
     C/O Stockwell, Sievert, Viccellio, Clements & Shaddock LLP
     Post Office Box 2900
     Lake Charles, Louisiana 70602-2900
     Attention: Mr. Charles D. Viccellio

     WITH A COPY TO:

     Unifab International, Inc.
     P. O. Box ll308
     New Iberia, Louisiana 70562-l308
     Attention: Chief Financial Officer


     Notice  and  communications  to  the Parish shall be addressed to, and delivered at, the following address:

     Parish Administrator
     Calcasieu Parish Police Jury
     P.O. Drawer 3287
     Lake Charles, LA 70602.


     Notice and communication to the Port shall be addressed to and delivered at, the following address:

     Executive Director
     Port of Lake Charles
     l50 Marine Street
     Lake Charles, LA 7060l

     By notice complying with the requirements  of this Section, each party shall have the right to change the address or the  addresses,  or  both for all  future  notices  and communications to such party, but no notice of  a change of addressee or address shall be effective until actually received.

                                 SECTION X

                            TIME OF THE ESSENCE

     Time is of the essence  in the performance of all terms and provisions of this agreement.



                                SECTION XI

                                WARRANTIES

     By execution of this Agreement,  the parties acknowledge that they are unaware of any event of default on the  Ground  Lease  Agreement  as of the date of execution hereof.

                                SECTION XII

                               SEVERABILITY

     If  any  term,  covenant, condition or provision of this agreement  is held  by  a  court  of  competent  jurisdiction  to  be  invalid,  void  or unenforceable, the remaining provisions, covenants, agreements, or portions of this agreement and the  validity,  enforceability and application to any person,  entity  or  property  shall  not be  impaired  thereby,  but  such remaining provisions shall be interpreted,  applied,  and enforced so as to achieve, as near as may be, the purpose and intent of this agreement to the greatest extent permitted by applicable law.



                               SECTION XIII

                             ENTIRE AGREEMENT

     This agreement shall constitute the entire agreement of the parties to this agreement; all prior agreements between the parties,  whether  written or  oral,  are merged in this agreement and shall be of no force and effect to the extent  they  are  incorporated  in  this  agreement. Nothing herein contained shall modify or change the terms of the Ground Lease Agreement.



                                SECTION XIV

                              INTERPRETATION

     This agreement shall be construed without regard  to  the  identity of

the party who drafted the various provisions of this agreement.   Moreover,

each and every provision of this agreement shall be construed as though all parties  to  this  agreement  participated  equally in the drafting of this agreement.  As a result of the foregoing, any  rule  or construction that a document  is  to  be  construed  against the drafting party  shall  not  be applicable to this agreement.

                                   SECTION XV

                       AMENDMENTS AND MODIFICATIONS

     No modification, addition, deletion,  revision,  alteration,  or other change to this agreement shall be effective unless and until such change is reduced to writing and executed by the Parish, the Port and Unifab.



                                SECTION XVI

                           AUTHORITY TO EXECUTE

     The  Parish  and the Port hereby warrant and represent to Unifab  that the persons executing  this  agreement  on  its  behalf  have been properly authorized  to  do  so  by  the  Calcasieu  Parish  Police Jury as  to  its

representative, and the Lake Charles Harbor & Terminal  District  as to its

representative.   Unifab  hereby warrants and represents to the Parish  and

the Port that as of the date  of execution hereof no other person or entity has any legal or beneficial interest  in  the property and that it has full and complete power and authority to enter into  this agreement and to agree to the terms, provisions and conditions set forth  herein  and  to bind the

Unifab Improvements as set forth in this agreement; that all legal  actions needed  to  authorize  this  execution,  delivery  and  performance of this agreement have been taken; and that neither the execution of this agreement nor the performance of the obligations assumed by Unifab hereunder will (a)

result  in  a breach or default under any agreement to which  Unifab  is  a party or to which  it  or  the Unifab Improvements is bound, or (b) violate any statute, law, restriction, court order, or agreement to which Unifab or the Unifab Improvements are subject.

     The parties acknowledge  that Unifab will be required in the future to grant contractual and security  interests  in  Unifab's leasehold estate at the  Industrial  Canal  in  order to comply with its  obligations  for  the issuance of bonds to secure the  funds  required  by  Unifab to perform its obligations  under  the  terms  of  this  Agreement  and  the Ground  Lease

Agreement.

                               SECTION XVII

                       NO THIRD PARTY BENEFICIARIES

     No  claim  as  a third party beneficiary under this agreement  by  any person, firm or corporation  shall be made, or be valid, against the Parish or the Port or Unifab.

     IN WITNESS WHEREOF, Unifab has executed this Development Agreement, in

triplicate, at New Iberia, Louisiana,  on  this 24TH   day of May, l999, in

the presence of the undersigned competent witnesses  and me, Notary Public,

after due reading of the whole.

WITNESSES:                                   UNIFAB INTERNATIONAL, INC.

/S/ PETER J. ROMAN                           BY: /S/ DAILEY J. BERARD
-------------------                             ------------------------
                                                 DAILEY J. BERARD

/S/ KELLY BROUSSARD                          UNIFAB INTERNATIONAL WEST, LLC
-------------------                         (FORMERLY PIM, LLC)

                                             BY: /S/ DAILEY J. BERARD
                                                ------------------------
                                                 DAILEY J. BERARD


                        /s/ Louis Peltier
                     ------------------------
                          NOTARY PUBLIC



     IN   WITNESS  WHEREOF,  the  Parish  has  executed  this   Development

Agreement, in triplicate, at Lake Charles, Louisiana, on this 20TH day of May,  l999,  in  the presence of the undersigned competent witnesses and me, Notary Public, after due reading of the whole.

WITNESSES:                                   CALCASIEU PARISH POLICE JURY

/S/ JAMES J. VICKERS                         BY: /S/ DAVID ABSHIRE
-----------------------                         ----------------------
                                                 DAVID ABSHIRE, President
/S/ BRYAN C. BEAM
----------------------

                           /s/ James T. Richard
                       ------------------------------
                               NOTARY PUBLIC




     IN WITNESS WHEREOF,  the Port has executed this Development Agreement,

in triplicate, at Lake Charles,  Louisiana, on this 14TH  day of May, l999,

in  the presence of the undersigned  competent  witnesses  and  me,  Notary

Public, after due reading of the whole.

WITNESSES:                                   LAKE CHARLES HARBOR & TERMINAL
                                             DISTRICT


/S/ BARBARA REED                             BY: /S/ GLENWOOD W. WISEMAN
-------------------                             ---------------------------
                                                GLENWOOD W. WISEMAN
                                                Executive Director
/S/ CHERYL ARNOLD
-------------------

                          /s/ Sharon L. Edwards
                      -----------------------------
                              NOTARY PUBLIC